Exhibit (j)(2)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Independent Auditors” in this Registration Statement (Form N-1A 33-17619 and 811-5349) of Goldman Sachs U.S. Mortgages Fund and Goldman Sachs Investment Grade Credit Fund (two of the funds comprising Goldman Sachs Trust).

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

New York, New York
February 17, 2004